UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OccuLogix, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(4)	Date Filed:

OCCULOGIX, INC.
dba TearLab Corporation
11025 Roselle St., Suite 100
San Diego, CA 92121

NOTICE OF SPECIAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT

To the stockholders of OccuLogix, Inc.:

Notice is hereby given that a special meeting of the stockholders of OccuLogix, Inc., dba TearLab Corporation (the “Company”), will be held on March 3, 2010 at 1:00 p.m. Pacific Time at 12235 El Camino Real, Suite 200, San Diego, California for the following purposes:

1.           to approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the sale and issuance of an aggregate of 586,217 shares of the Company’s common stock pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”), dated as of January 8, 2010, by and among the Company and certain of the investors party thereto;

2.           to approve, as required by and in accordance with NASDAQ Marketplace Rules 5635(c) and 5635(d), the sale and issuance of an aggregate of 772,258 shares of the Company’s common stock to certain directors and officers of the Company pursuant to the terms of the Purchase Agreement;

3.           to approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the prospective sale and issuance of a number of shares of the Company’s common stock (not to exceed 10,963,795 shares) equal to (a) US$2,000,000 divided by (b) 80% of the volume weighted average of the Company’s common stock on the NASDAQ Capital Market for the 10 trading days ending on the day immediately preceding the closing for such sale, pursuant to the terms of the Purchase Agreement;

4.           to approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(c), the issuance of 386,798 shares of the Company’s common stock upon the conversion of 12% Convertible Subordinated Secured Notes Due 2011 purchased by certain directors and officers of the Company; and

5.           to approve such other business as may properly come before the meeting or any adjournment thereof.

The board of directors has fixed the close of business on January 21, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Accompanying this notice is a proxy.  Whether or not you expect to be at the special meeting, please complete, sign and date the enclosed proxy and return it promptly.  If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors,

/s/ Elias Vamvakas
Chairman of the Board and acting Chief Executive Officer

February 9, 2010

OCCULOGIX, INC.

PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
To Be Held March 3, 2010

i

(Continued)

ii

OCCULOGIX, INC.
dba TearLab Corporation
11025 Roselle St., Suite 100
San Diego, CA 92121

PROXY STATEMENT

Your vote is very important.  For this reason, the board of directors is requesting that you permit your shares of common stock to be represented at our special meeting of stockholders by the proxies named on the enclosed proxy card.  This proxy statement contains important information for you to consider in deciding how to vote on the matters brought before the meeting.

General Information

The board of directors of OccuLogix, Inc., a Delaware corporation (the “Company,” “we,” “us,” “our”), is soliciting the proxy for use at our special meeting of stockholders to be held on March 3, 2010 at 1:00 p.m. Pacific Time at 12235 El Camino Real, Suite 200, San Diego, California and at any adjournments, postponements or continuations thereof.

Details regarding the meeting and the business to be conducted are described in this proxy statement.

This proxy statement was first sent to stockholders on or about February 9, 2010 and can also be accessed at www.tearlab.com.  Except as described below, information contained on that website is not incorporated by reference in, or in any way part of, this proxy statement.

All stockholders who find it convenient to do so are cordially invited to attend the meeting in person.  In any event, please complete, sign, date and return the proxy in the enclosed envelope.

Who May Vote at the Special Meeting

Stockholders of record at the close of business on January 21, 2010 (the “record date”) will be entitled to vote at the meeting or vote by proxy using the enclosed proxy card.  As of the record date, 11,830,129 shares of our common stock, par value $0.001 per share, were outstanding.  Each share of our common stock is entitled to one vote.

Holding Shares as a Beneficial Owner (or in Street Name)

Many stockholders are considered the “beneficial owners” of their shares, that is, they hold their shares through a broker, bank or nominee rather than directly in their own names.  As summarized below, there are some distinctions between shares held of record and those owned beneficially or in “street name.”

Stockholder of Record.  If, on the record date, your shares were registered directly in your name with our transfer agents, Mellon Investor Services LLC in the United States and Equity Transfer & Trust Company in Canada, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy to ensure your vote is counted.

Beneficial Owner.  If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the meeting.  However, because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

How to Vote

You may vote in person at the meeting or by proxy.  All valid proxies properly executed and received by us prior to or at the meeting will be voted in accordance with the instructions they contain.  We recommend that you vote by proxy even if you plan to attend the meeting.  You may change your vote at the meeting even if you have previously submitted a proxy.

How Proxies Work

This proxy statement is furnished in connection with the solicitation of proxies by our board of directors for use at the special meeting and at any adjournment or postponement of that meeting.  If you give us your proxy, you authorize it to vote your shares at the meeting in the manner you direct.  You may vote for or against each of the proposals, or you may abstain from voting.  Under Delaware law, holders of common stock do not have appraisal rights with respect to matters to be voted on at the special meeting.

If you give us your proxy, but do not specify how your shares shall be voted on a particular matter, your shares will be voted:

●	FOR the approval of each of the proposals described in this proxy statement, specifically,

●	to approve the sale and issuance of an aggregate of 586,217 shares of the Company’s common stock;

●	to approve the sale and issuance of an aggregate of 772,258 shares of the Company’s common stock to certain directors and officers of the Company;

●
to approve the prospective sale and issuance of a number of shares of the Company’s common stock (not to exceed 10,963,795 shares) equal to (a) US$2,000,000 divided by (b) 80% of the volume weighted average of the Company’s common stock on the NASDAQ Capital Market for the 10 trading days ending on the day immediately preceding the closing for such sale;

●
to approve the issuance of 386,798 shares of the Company’s common stock upon the conversion of 12% Convertible Subordinated Secured Notes Due 2011 purchased by certain directors and officers of the Company; and

●	with respect to any other matter that may come before the special meeting or any adjournment thereof, as recommended by our board of directors or otherwise in the proxies’ discretion.

If you hold your shares in street name, your broker, bank or nominee will include a voting instruction card with this proxy statement.  You should vote your shares by following the instructions provided on the voting instruction card.

Changing Your Vote

You have the right to revoke your previously submitted proxy at any time before the special meeting.  If you are a stockholder of record, you may revoke your proxy before it is voted by:

●	submitting a new proxy with a date later than the date of your previously submitted proxy;

●	notifying our corporate secretary in writing before the meeting that you wish to revoke your previously submitted proxy; or

●	voting in person at the meeting.

If you are a beneficial owner and your shares are held in the name of your broker, bank or nominee and you wish to revoke your previously submitted proxy, you should follow the instructions provided to you by your broker, bank or nominee.  You may also revoke your proxy by voting in person at the meeting, provided you comply with the requirements indicated below.

Attending in Person

Any stockholder of record may vote in person.  All meeting attendees will be required to present a valid, government-issued photo identification, such as a driver’s license or passport, in order to enter the meeting.

If you are a beneficial owner and your shares are held in the name of your broker, bank or nominee, you must bring to the meeting a proxy properly executed by your broker, bank or nominee in your favor.

Votes Needed to Hold the Meeting and Approve Proposals

In order to carry on the business of the special meeting, a majority of the outstanding shares of the common stock entitled to vote must be represented at the meeting, either in person or by proxy.

A majority of the shares present in person or represented by proxy at the special meeting and entitled to vote on each proposal is required for the approval of such proposal. Under NASDAQ rules, the holders of the 1,963,444 shares issued on January 8, 2010 in connection with the initial closing of shares sold pursuant to the Purchase Agreement are not entitled to vote such shares on Proposals 1, 2 or 3. Approval of any other matter properly submitted to the stockholders at the special meeting generally will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote on that matter. All votes will be tabulated by the inspector of election appointed for the special meeting, who will separately tabulate affirmative and negative votes, abstentions and broker “non-votes.” Only votes cast “for” a proposal constitute affirmative votes. A properly executed proxy marked “abstain” will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast for a proposal, they will have the same effect as negative votes or votes against that proposal.

Broker non-votes are also counted for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself. Other than the proposal related to the adjournment of the special meeting, each of the proposals is considered a non-routine matter; therefore, if you do not otherwise instruct your broker, bank or other nominee, the broker, bank or nominee will not be permitted to vote your shares.

Holders of approximately 23.2% of our common stock outstanding as of January 21, 2010 who are eligible to vote on Proposals 1, 2 and 3, including each of directors and officers (including their affiliates) who hold shares of our common stock and Mr. Eric Donsky, a significant beneficial owner of our common stock, have informed us that they intend to vote all of their shares for the approval of Proposals 1, 2 and 3. The same holders, representing holders of approximately 20.0% of our common stock outstanding as of January 21, 2010 who are eligible to vote on Proposal 4, have informed us that they intend to vote all of their shares for the approval of Proposal 4.

Deadline for Receipt of Shareholder Proposals for the 2010 Annual Meeting

If you wish to submit a proposal for inclusion in the proxy statement for our 2010 annual meeting of stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we must have received your proposal at the address below no later than January 15, 2010.

If you do not use the mechanism provided in Rule 14a-8 of the Exchange Act when submitting proposals for inclusion in the proxy statement for our 2010 annual meeting of stockholders, we must receive your written proposal no later than March 31, 2010.

Cost of Proxy Solicitation

The cost of preparing, assembling, and mailing the notice of special meeting, proxy statement and proxy, will be borne by us.  In addition to soliciting proxies by mail, our officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means.  It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals, and that, upon request, we will reimburse such persons’ out-of-pocket expenses.

Contacting Us

If you have questions or would like more information about the special meeting, you can contact the Company in either of the following ways:

●	By telephone: (858) 455-6006	By writing:	OccuLogix, Inc.
Investor Relations
11025 Roselle St., Suite 100
San Diego, California 92121

OVERVIEW

We have sought and are continuing to seek financing to improve our financial position and provide us with working capital to fund our continuing business operations.  Towards that end, our board of directors determined that is in our company’s and stockholders’ best interests to conduct two financings: (i) a private placement of our common stock and (ii) a private placement of notes convertible into shares of our common stock and warrants to purchase shares of our common stock.

Our common stock is listed on the NASDAQ Capital Market, and accordingly, is subject to NASDAQ Marketplace Rules that, among other things, require us to seek stockholder approval for certain aspects of the private placements as described in greater detail below.  Our common stock is also listed on the Toronto Stock Exchange (the “TSX”) and accordingly is subject to the TSX’s rules as well.

Common Stock Private Placement

Our board of directors determined that it was in the best interests of our company and stockholders to offer and sell up to $5,000,000 of our common stock in the United States to “accredited investors” pursuant to the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation D promulgated thereunder, in Canada to “accredited investors” in reliance on National Instrument 45-106 – Prospectus and Registration Exemptions and in Canada and other jurisdictions outside of the United States in reliance on Regulation S promulgated under the Securities Act (the “Common Stock Private Placement”).  We intend to use the net proceeds of the Common Stock Private Placement for working capital and general corporate purposes.

On January 8, 2010, pursuant to the terms of a securities purchase agreement (the “Purchase Agreement”), we sold 1,886,291 shares of our common stock for an aggregate of $1,743,989 in the initial closing of the Common Stock Private Placement, the maximum number of shares we were allowed to sell under NASDAQ Rules 5635(c) and (d) described below.  We also received commitments to purchase an additional 1,358,475 shares for an aggregate of $1,256,011.  Of these additional commitments, Greybrook Corporation (“Greybrook”), a corporation controlled by Elias Vamvakas, chairman of our board of directors and acting chief executive officer, Thomas N. Davidson, a member of our board of directors, and David C. Eldridge, a consultant and our vice president, professional development (collectively, and with respect to the Note Private Placement (defined below) only, together with Richard Lindstrom, M.D., a member of our board of directors, the “Insider Investors”), have committed to purchase an aggregate of 772,258 of such additional shares for an aggregate of $714,000.  Subject to obtaining stockholder approval in accordance with NASDAQ Rules 5635(c) and (d), we intend to issue such additional shares at a subsequent closing.  The per share purchase price of all such shares, $0.92456, was and will be equal to 80% of the volume weighted average price of the Company’s common stock for the 10 trading days ending on the day immediately preceding the initial closing date.

The Purchase Agreement also allows for the offer and sale on or prior to April 8, 2010, subject to stockholder approval in accordance with NASDAQ Rule 5635(d), of up to an additional $2,000,000 of our common stock.  The per share purchase price of the shares, if any, sold at such subsequent closing shall equal 80% of the volume weighted average of our common stock on the NASDAQ Capital Market for the 10 trading days ending on the day immediately preceding such subsequent closing date.

Pursuant to the Purchase Agreement, the purchase price in respect of the shares that require stockholder approval prior to issuance will remain in a trust account that is not controlled by us until such approval is obtained; provided that such portion of the purchase price shall be returned promptly to investors if such approval is not obtained at the special meeting of stockholders.

In connection with the Common Stock Private Placement, Marchant Securities Inc. (“Marchant”) is our sole and exclusive agent in Canada and is entitled to receive, at its option, either: (i) in cash, 9% of the aggregate purchase price of shares sold at such closing to investors who are resident in Canada; or (ii) a number of shares of our common stock equal to the quotient of (A) 9% of the aggregate purchase price of shares sold at such closing to investors who are resident in Canada, and (B) the closing consolidated bid price per share of our common stock on the NASDAQ Capital Market as of the time the definitive agreement with respect to each sale of shares is executed.  In connection with the initial closing of the Common Stock Private Placement, we issued to Marchant 77,153 shares of our common stock.  Marchant is a controlled affiliate of Mr. Vamvakas.  Mr. Vamvakas holds a material financial interest in Marchant.

Note Private Placement

Our board of directors determined that it was in the best interests of our company and stockholders to offer and sell $1,750,000 aggregate principal amount of our convertible secured notes (the “Notes”) and warrants (the “Warrants”) to purchase our common stock in the United States to “accredited investors” pursuant to the exemption from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), afforded by Regulation D promulgated thereunder, in Canada to “accredited investors” in reliance on National Instrument 45-106 – Prospectus and Registration Exemptions and in Canada and other jurisdictions outside of the United States in reliance on Regulation S promulgated under the Securities Act (the “Note Private Placement”).  The Note Private Placement had an initial closing on July 15, 2009 and a final closing on August 31, 2009.  We have been using the net proceeds of the Note Private Placement for working capital and general corporate purposes.

Unless earlier converted, the Notes will mature on July 15, 2011, bear interest at a rate of 12% per year and are convertible into shares of our common stock upon the request of holders of 51% or more of the outstanding principal amount of the Notes at any time after August 31, 2009 and prior to the maturity date at a conversion price of $1.3186 per share (which is equal to 80% of the volume weighted average price on the NASDAQ Capital Market for the ten trading days prior to August 31, 2009).  Conversion of the Notes must be made in accordance with NASDAQ Rule 5635(d).  Our obligations under the Notes are secured by substantially all of our assets.

Upon conversion of the Notes, each holder of a Note will receive a warrant to purchase a number of shares of our common stock equal to 10% of the aggregate principal amount of the Note held by such holder divided by the exercise price.  The exercise price of the Warrants will be $1.60 per share (which is equal to the closing consolidated bid price per share of our common stock on the NASDAQ Capital Market on July 15, 2009).

The Insider Investors (other than Dr. Eldridge) purchased Notes with an aggregate principal amount of $510,000 and agreed not to convert their respective Notes unless and until the stockholders have approved the note conversion in accordance with NASDAQ Rule 5635(c).  An aggregate of 386,798 shares of our common stock would be issuable upon conversion of the Notes held by those Insider Investors.

NASDAQ Marketplace Rules

NASDAQ Rule 5635(c).  NASDAQ Rule 5635(c) requires stockholder approval prior to issuance of common stock to certain affiliates of the Company in a private placement at a price less than the market value of the common stock, as such issuance is considered a form of “equity compensation.”  The purchase price of the shares issuable in connection with the Common Stock Private Placement and the conversion price of the Notes sold and issued in the Note Private Placement were at a discount to the market value of our common stock as of the time the definitive agreements with respect to such transactions were executed.  To the extent that the issuance of the shares in the Common Stock Private Placement or upon conversion of the Notes is deemed a form of “equity compensation,” the Company is seeking stockholder approval pursuant to NASDAQ Rule 5635(c).

NASDAQ Rule 5635(d).  NASDAQ Rule 5635(d) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book and market value of our common stock as of the time of execution of the definitive agreement with respect to such transaction.  The per share price of our common stock for which we have commitments and the price per share of our common stock for which we obtain future commitments, if any, in connection with the Common Stock Private Placement is and will be less than the greater of book or market value at the time of execution of the definitive agreements with respect to the Common Stock Private Placement.  As a result, the Company is seeking stockholder approval for the sale and issuance of such shares in connection with the Common Stock Private Placement pursuant to NASDAQ Rule 5635(d).

Multilateral Instrument 61-101—Protection of Minority Shareholders in Special Transactions

The sale of (i) shares of our common stock pursuant to the Purchase Agreement as described under the heading “—Common Stock Private Placement” above; and (ii) Notes as described under the heading “—Note Private Placement” above, are each related party transactions under Multilateral Instrument 61-101—Protection of Minority Shareholders in Special Transactions (“MI 61-101”) as a result of the participation in these two separate transactions by Mr. Vamvakas and his affiliates (including Marchant Securities Inc.) and the Inside Investors (other than Dr. Eldridge with respect to the Note Private Placement and Dr. Lindstrom with respect to the Common Stock Private Placement).  We are relying on the exemptions from the minority approval and formal valuation requirements of MI 61-101 that are available under Section 5.7(1)(a) and Section 5.5(a) of MI 61-101, respectively, for each transaction on the basis that neither the fair market value of the subject matter of, nor the fair market value of the consideration for, the sale of shares of our common stock pursuant to the Purchase Agreement or the Notes, as applicable, insofar as Mr. Vamvakas and his affiliates (Marchant Securities Inc.) and the applicable Inside Investors are involved, exceeds 25% of our market capitalization.

Miscellaneous

The foregoing description is included only for informational purposes in connection with this proxy solicitation.  Additional information may be found in the filings we make with the Securities and Exchange Commission (the “SEC”) as described in “—Incorporation By Reference.”  Further, we cannot guarantee that we will receive any additional commitments in connection with the Common Stock Private Placement.

This proxy statement is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein and shall not constitute an offer, solicitation, or sale in any jurisdiction in which such offer, solicitation, or sale is unlawful.  The securities have not been, and will not be, (i) registered under the Securities Act or any U.S. state securities law, or (ii) qualified for distribution to the public under the securities laws of any province or territory of Canada.  Unless so registered or qualified, the securities may not be offered or sold (i) in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws or (ii) in any province or territory of Canada except pursuant to an exemption from the prospectus and registration requirements of the securities legislation of such province or territory.

PROPOSAL 1

ISSUANCE OF 586,217 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMMON STOCK PRIVATE PLACEMENT TO SATISFY EXISTING COMMITMENTS GIVEN TO US BY CERTAIN NON-INSIDER INVESTORS

Description of Proposal

We are seeking stockholder approval to issue 586,217 shares in a second closing of the Common Stock Private Placement to satisfy commitments heretofore given to us from several investors (excluding the Insider Investors).  Stockholder approval for the issuance of such shares is required by NASDAQ Rule 5635(d) as described above.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter, excluding shares acquired in the initial closing of the Common Stock Private Placement, is necessary under NASDAQ Marketplace Rule 5635(e)(4) to approve this Proposal 1.  Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against the proposal.

Potential Effects of this Proposal

The 586,217 shares which are the subject of this Proposal 1 represent approximately 5.0% of our shares of common stock outstanding as of January 12, 2010.  The issuance of such shares will result in an increase in the number of shares of common stock outstanding and the respective percentage interests of current stockholders in the voting power, liquidation value, and book and market value of our company, and in our future earnings will be reduced.  Such effects could be significantly enhanced if one or more of the other proposals are also adopted.  The sale or resale of these shares could cause the market price of our common stock to decline.

We will have broad discretion to use the net proceeds to us from the sale of such shares, and you will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds.  Our use of the proceeds may not improve our operating results or increase the value of your investment.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 586,217 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMMON STOCK PRIVATE PLACEMENT TO SATISFY EXISTING COMMITMENTS GIVEN TO US BY CERTAIN NON-INSIDER INVESTORS.

PROPOSAL 2

ISSUANCE OF 772,258 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMMON STOCK PRIVATE PLACEMENT TO SATISFY EXISTING COMMITMENTS GIVEN TO US BY THE INSIDER INVESTORS

Description of Proposal

We are seeking stockholder approval to issue 772,258 shares in a second closing of the Common Stock Private Placement to satisfy commitments heretofore given to us from the Insider Investors (other than Dr. Lindstrom).  Stockholder approval for the issuance of such shares is required by NASDAQ Rules 5635(c) and 5635(d) as described above.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter, excluding shares acquired in the initial closing of the Common Stock Private Placement, is necessary under Rule 5635(e)(4) of the NASDAQ Marketplace Rules to approve this Proposal 2.  Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against the proposal.

Potential Effects of this Proposal

The 772,258 shares which are the subject of this Proposal 2 represent approximately 6.5% of our shares of common stock outstanding as of January 12, 2010.  The issuance of such shares will result in an increase in the number of shares of common stock outstanding and the respective percentage interests of current stockholders in the voting power, liquidation value, and book and market value of our company, and in our future earnings will be reduced.  Such effects could be significantly enhanced if one or more of the other proposals are also adopted.  The sale or resale of these shares could cause the market price of our common stock to decline.

We will have broad discretion to use the net proceeds to us from the sale of such shares, and you will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds.  Our use of the proceeds may not improve our operating results or increase the value of your investment.

The Insider Investors, including Elias Vamvakas, and our directors and officers, collectively, own a substantial number of our shares.  As of January 12, 2010, Mr. Vamvakas and our directors and officers, including David C. Eldridge, collectively, beneficially owned approximately 9.4% and 15.4%, respectively, of our outstanding common stock (assuming the inclusion of shares of common stock subject to options that are exercisable within 60 days).  Assuming Proposals 1 and 3 are approved, the approval of Proposal 2 will increase the beneficial ownership of Mr. Vamvakas and our directors and officers, including Dr. Eldridge, collectively, to approximately 11.7% and 19.3%, respectively, of our common stock.  Again, assuming Proposals 1 and 3 are approved and if the Notes held by them are converted, the approval of both Proposal 2 and Proposal 4 will increase the beneficial ownership of Mr. Vamvakas and our directors and officers, including Dr. Eldridge, collectively, to approximately 13.0% and 20.5%, respectively, of our common stock.

As stockholders, Mr. Vamvakas and the other Insider Investors may have interests that diverge from those of other holders of our common stock.  In addition, Mr. Vamvakas and the other Insider Investors are executive officers or directors.  As a result, they have the potential ability to control or influence all matters requiring approval by our stockholders, including approval of significant corporate transactions and the decision of whether a change in control will occur.  This potential control could affect the price that certain investors may be willing to pay in the future for shares of our common stock.

In addition, if the shares purchased by the Insider Investors in the Common Stock Private Placement are later sold by the Insider Investors, such sales may be viewed negatively by the public and may have an adverse impact on the market price of our common stock.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 772,258 SHARES OF COMMON STOCK IN CONNECTION WITH THE COMMON STOCK PRIVATE PLACEMENT TO SATISFY EXISTING COMMITMENTS GIVEN TO US BY THE INSIDER INVESTORS.

PROPOSAL 3

THE PROSPECTIVE SALE AND ISSUANCE OF THE ADDITIONAL SHARES OF COMMON STOCK IN CONNECTION WITH THE COMMON STOCK PRIVATE PLACEMENT

Description of Proposal

We are seeking stockholder approval for the prospective sale and issuance in the second closing of the Common Stock Private Placement of a number of shares (the “Additional Shares”) of the Company’s common stock (not to exceed 10,963,795 shares) equal to (a) US$2,000,000 divided by (b) 80% of the volume weighted average of the Company’s common stock on the NASDAQ Capital Market for the 10 trading days ending on the day immediately preceding the closing for such sale.  Stockholder approval for the issuance of such shares is required by NASDAQ Rule 5635(d) as described above.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter, excluding shares acquired in the initial closing of the Common Stock Private Placement, is necessary under Rule 5635(e)(4) of the NASDAQ Marketplace Rules to approve this Proposal 3.  Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against the proposal.

Potential Effects of this Proposal

The issuance of the Additional Shares will result in a significant increase in the number of shares of common stock outstanding and the respective percentage interests of current stockholders in the voting power, liquidation value, and book and market value of our company, and in our future earnings will be significantly reduced.  Such effects could be significantly enhanced if one or more of the other proposals are also adopted.  Furthermore, the per share purchase price for the Additional Shares is tied to the future market performance of our common stock and is unknowable as of the date of this proxy statement.  If the market price of our common stock were to decline, the number of shares issuable if this proposal is adopted could increase significantly.  In addition, the sale or resale of these shares could cause the market price of our common stock to decline.

We will have broad discretion to use the net proceeds to us from the sale of such shares, and you will be relying solely on the judgment of our board of directors and management regarding the application of these proceeds.  Our use of the proceeds may not improve our operating results or increase the value of your investment.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROSPECTIVE SALE AND ISSUANCE OF THE ADDITIONAL SHARES OF COMMON STOCK IN CONNECTION WITH THE COMMON STOCK PRIVATE PLACEMENT.

PROPOSAL 4

ISSUANCE OF 386,798 SHARES OF COMMON STOCK UPON THE CONVERSION OF NOTES PURCHASED BY THE INSIDER INVESTORS IN THE NOTE PRIVATE PLACEMENT

Description of Proposal

We are seeking stockholder approval for the issuance of 386,798 shares of common stock upon the conversion of 12% Convertible Subordinated Secured Notes Due 2011 purchased by the Insider Investors (other than Dr. Eldridge) in the Note Private Placement.  Stockholder approval for the issuance of such shares is required by NASDAQ Rule 5635(c), as described above.

Vote Required

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting on the matter is necessary under Rule 5635(e)(4) of the NASDAQ Marketplace Rules to approve this Proposal 4.  Accordingly, failure to vote and broker non-votes will not affect whether this proposal is approved, but an abstention will have the same effect as a vote against the proposal.

Potential Effects of this Proposal

The 386,798 shares, which are the maximum number of shares that are the subject of this Proposal 4 represent approximately 3.3% of our shares of common stock outstanding as of January 12, 2010.  The issuance of such shares will result in an increase in the number of shares of common stock outstanding.  The respective percentage interests of current stockholders in the voting power, liquidation value, and book and market value of our company, and in our future earnings will be reduced.  Such effects could be significantly enhanced if one or more of the other proposals are also adopted.  The sale or resale of these shares could cause the market price of our common stock to decline.

The Insider Investors, including Elias Vamvakas, and our directors and officers, collectively, own a substantial number of our shares.  As of January 12, 2010, Mr. Vamvakas and our directors and officers, collectively, beneficially owned approximately 9.4% and 15.2%, respectively, of our outstanding common stock (assuming the inclusion of shares of common stock subject to options that are exercisable within 60 days).  Assuming Proposals 1 and 3 are approved and if the Notes held by them are converted, the approval of Proposal 4 will increase the beneficial ownership of Mr. Vamvakas and our directors and officers, collectively, to approximately 10.5% and 16.9%, respectively, of our common stock.  Again, assuming Proposals 1 and 3 are approved and if the Notes held by them are converted, the approval of both Proposal 2 and Proposal 4 will increase the beneficial ownership of Mr. Vamvakas and our directors and officers, collectively, to approximately 13.0% and 20.3%, respectively, of our common stock.

As stockholders, Mr. Vamvakas and the other Insider Investors may have interests that diverge from those of other holders of our common stock.  In addition, Mr. Vamvakas and the other Insider Investors are executive officers or directors.  As a result, they have the potential ability to control or influence all matters requiring approval by our stockholders, including approval of significant corporate transactions and the decision of whether a change in control will occur.  This potential control could affect the price that certain investors may be willing to pay in the future for shares of our common stock.

In addition, if the shares issued to the Insider Investors upon conversion of the Notes acquired by such Insider Investors in the Note Private Placement are later sold by the Insider Investors, such sales may be viewed negatively by the public and may have an adverse impact on the market price of our common stock.

Board of Directors’ Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ISSUANCE OF 386,798 SHARES OF COMMON STOCK UPON THE CONVERSION OF NOTES PURCHASED BY THE INSIDER INVESTORS IN THE NOTE PRIVATE PLACEMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 12, 2010 regarding the beneficial ownership of our common stock by (i) each person we know to be the beneficial owner of 5% or more of our common stock, (ii) each of our current executive officers, (iii) each of our directors and (iv) all of our current executive officers and directors as a group.  Information with respect to beneficial ownership has been furnished by each director, executive officer or 5% or more stockholder, as the case may be.  The address for all executive officers and directors is c/o OccuLogix, Inc., 11025 Roselle St., Suite 100, San Diego, California 92121.

Percentage of beneficial ownership is calculated based on 11,830,129 shares of common stock outstanding as of January 12, 2010.  Beneficial ownership is determined in accordance with the rules of the SEC which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and includes shares of our common stock issuable pursuant to the exercise of stock options, warrants or other securities that are immediately exercisable or convertible or exercisable or convertible within 60 days of January 12, 2010.  Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shared Beneficially Owned
TLC Vision Corporation (1)	750,813	6.35%
Eric Donsky (2)	1,759,510	14.74%
Elias Vamvakas (3)	1,196,271	9.44%
Anthony Altig (4)	36,296	*
Thomas N. Davidson (5)	259,755	2.19%
William G. Dumencu (6)	45,798	*
Adrienne L. Graves (7)	32,544	*
Richard L. Lindstrom (8)	135,657	1.14%
Donald Rindell (9)	68,517	*
Tracy Puckett (10)	54,793	*
Stephen Zmina (11)	57,446	*
Robert Walder (12)	15,455	*
Michael Berg (13)	85,025	*
All directors and executive officers as a group (11 persons) (14)	1,987,558	15.17%
_____________________
*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)
Based on information of beneficial ownership as of December 31, 2008, included in a Schedule 13G/A filed with the SEC on February 12, 2009.  Of such shares, 39,278 are owned directly by TLC Vision and 711,535 are owned by TLC Vision (USA) Corporation, a wholly-owned subsidiary of TLC Vision.  TLC Vision's address is 5280 Solar Drive, Suite 100, Mississauga, Ontario, L4W 5M8.

(2)	Includes (a) 107,500 shares subject to options exercisable within 60 days of January 12, 2010; and (b) 1,652,010 shares held by Mr. Donsky.
(3)
Includes (a) 837,247 shares subject to options exercisable within 60 days of January 12, 2010; (b) 88,591 shares held beneficially by Mr. Vamvakas through his relationship with Greybrook Corporation; (c) 269,633 shares held beneficially by Mr. Vamvakas through his relationship with Marchant Securities, Inc.; and (d) 800 shares held by Mr. Vamvakas.

(4)	Includes 36,296 shares subject to options exercisable within 60 days of January 12, 2010.
(5)
Includes (a) 37,635 shares subject to options exercisable within 60 days of January 12, 2010; (b)  2,120 shares held by Mr. Davidson; (c) 140,000 shares held by the Sally A. Davidson Trust, dated August 27, 1990; and (d) 80,000 shares held by the Thomas N. Davidson Revocable Trust.

(6)	Includes 45,798 shares subject to options exercisable within 60 days of January 12, 2010.

(7)	Includes (a) 32,415 shares subject to options exercisable within 60 days of January 12, 2010; and (b) 129 shares held by Dr. Graves.
(8)	Includes (a) 49,419 shares subject to options exercisable within 60 days of January 12, 2010; and (b) 86,238 shares held by Dr. Lindstrom.
(9)	Includes 68,517 shares subject to options exercisable within 60 days of January 12, 2010.
(10)	Includes (a) 29,484 shares subject to options exercisable within 60 days of January 12, 2010; and (b) 25,309 shares held by Ms. Puckett.
(11)	Includes 57,446 shares subject to options exercisable within 60 days of January 12, 2010.
(12)	Includes 15,455 shares subject to options exercisable within 60 days of January 12, 2010.
(13)	Includes (a) 60,954 shares subject to options exercisable within 60 days of January 12, 2010; and (b) 24,071 shares held by Mr. Berg.
(14)	See footnotes 3 through 13 inclusive.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC and are delivering to you with the copy of this proxy statement.  The information incorporated by reference is deemed to be part of this proxy statement.  This proxy statement incorporates by reference the following documents:

1.	our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on March 31, 2009;

2.	our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2009, filed with the SEC on May 14, 2009, August 13, 2009 and November 13, 2009, respectively; and

3.	our Current Reports on Form 8-K filed with the SEC on July 2, July 16, October 6 and November 3, 2010 (as amended on January 11, 2010) and January 11, 2010.

You may read and copy any reports, statements or other information filed by the Company at the public reference facilities maintained by the SEC in Room 1590, 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for additional information on the operation of the SEC’s public reference facilities.  The SEC maintains a website that contains reports, proxy statements and other information, including those filed by us, at http://www.sec.gov.  You may also access the SEC filings and obtain other information about our company through its website, which is http://www.tearlab.com.  The information contained on the website is not incorporated by reference in, or in any way part of, this proxy statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and other intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable proxy materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, direct your written request to OccuLogix, Inc., Investor Relations; 11025 Roselle St., Suite 100, San Diego, California 92121 or contact OccuLogix at (858) 455-6006.  Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

According to our bylaws, the only business that may be considered at a special meeting is that which is contained in the notice of such meeting.  Therefore, only Proposals 1 through 5 will be considered at the special meeting and no other business will be presented for consideration at the special meeting.

All stockholders are urged to complete, sign, date and return the accompanying Proxy Card in the enclosed envelope.

By Order of the Board of Directors,

/s/ Elias Vamvakas
Chairman of the Board and acting Chief Executive Officer

Dated: February 9, 2010

VOTE BY INTERNET - www.proxyvote.com
OCCULOGIX, INC. 11025 ROSELLE ST.
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUITE 100
SAN DIEGO, CA 92121	ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M19217-S55053	KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

OCCULOGIX, INC.

Vote on Proposals

The Board of Directors recommends you vote FOR the following proposals:
		For	Against	Abstain

1.
To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the sale and issuance of an aggregate of 586,217 shares of the Company's common stock pursuant to the terms of a securities purchase agreement, dated as of January 8, 2010.
		☐	☐	☐

2.
To approve, as required by and in accordance with NASDAQ Marketplace Rules 5635(c) and 5635(d), the sale and issuance of an aggregate of 772,258 shares of the Company's common stock to certain directors and officers of the Company pursuant to the terms of a securities purchase agreement, dated as of January 8, 2010.
		☐	☐	☐

3.
To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the prospective sale and issuance of a number of shares of the Company's common stock (not to exceed 10,963,795 shares) equal to (a) US$2,000,000 divided by (b) 80% of the volume weighted average of the Company's common stock on the NASDAQ Capital Market for the 10 trading days ending on the day immediately preceding the closing for such sale, pursuant to the terms of a securities purchase agreement, dated as of January 8, 2010.
		☐	☐	☐

4.
To approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(c), the issuance of 386,798 shares of the Company's common stock upon the conversion of 12% Convertible Subordinated Secured Notes Due 2011 purchased by certain directors and officers of the Company.
		☐	☐	☐

5.	To approve such other business as may properly come before the meeting or any adjournment thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all prior proxies heretofore given by the signer to vote at the Special Meeting of Stockholders of OccuLogix, Inc. to be held on March 3, 2010 and any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

M19218-S55053

OccuLogix, Inc.

The undersigned stockholder of OccuLogix, Inc. (the "Company") hereby appoints Elias Vamvakas, the Chairman of the Board of Directors and acting Chief Executive Officer of the Company or, failing him, William G. Dumencu, the Chief Financial Officer and Treasurer of the Company, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the Special Meeting of Stockholders of the Company to be held on March 3, 2010 at 1:00 p.m., Pacific Standard Time, at the offices of Wilson Sonsini Goodrich & Rosati, P.C. at 12235 El Camino Real, Suite 200, San Diego, California, and at all adjournments thereof, upon the matters listed on the reverse side. If no choice is selected, the shares held by the undersigned stockholder will be voted FOR each of the proposals.